Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--39 (California and Ohio Trusts) Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-49657 of our opinion dated August 4, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 20, 1995